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                                                                    EXHIBIT 10.1

                                                                       Execution
                                                                            Copy

                                 HCR MANOR CARE

                         SENIOR MANAGEMENT SAVINGS PLAN

                             FOR CORPORATE OFFICERS

                           Amended and Restated as of

                                February 11, 2004

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                                 HCR MANOR CARE

                         SENIOR MANAGEMENT SAVINGS PLAN

                             FOR CORPORATE OFFICERS

WHEREAS, the Health Care and Retirement Corporation Senior Management Savings Plan For Corporate Officers (the Plan) was adopted effective January 1, 1993;

WHEREAS, the Plan was amended and restated effective April 1, 1997;

WHEREAS, the Plan was amended, restated and renamed the HCR Manor Care Senior Management Savings Plan For Corporate Officers effective January 1, 2000;

WHEREAS, the Plan was amended, restated and renamed the Manor Care, Inc. Senior Management Savings Plan For Corporate Officers effective January 1, 2001;

WHEREAS, the Plan was amended effective January 1, 2001 and January 1, 2003; and

WHEREAS, Manor Care, Inc. desires to further amend, restate and rename the Plan to be effective February 11, 2004;

NOW THEREFORE, Manor Care, Inc. amends, restates and renames the Plan to read as follows:

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                                    ARTICLE I

                    NAME, EFFECTIVE DATE AND PURPOSE OF PLAN

1.01 The name of this plan is the "HCR Manor Care Senior Management Savings Plan For Corporate Officers", formerly known as the "Manor Care, Inc. Senior Management Savings Plan For Corporate Officers", hereinafter called the "Plan".

1.02 The effective date of the Plan is January 1, 1993. The effective date of the Plan as amended and restated is February 11, 2004.

1.03 The purpose of this Plan is to permit selected officers of Manor Care, Inc. and certain companies affiliated with it to elect to defer receipt of all or part of certain forms of their compensation. To the extent any of such officers are unable to participate in the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan, this Plan is also intended to provide them, as nearly as practicable, with an equivalent benefit. The Plan is and is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, commonly known as a "top hat" plan.

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                                   ARTICLE II

                                   DEFINITIONS

2.01     "Account" means a Deferral Account or Matching Account.

2.02 "Alternate Payee" means any spouse, former spouse, child or other dependant of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

2.03 "Annual Bonus Award" means an "Annual Bonus Award" as defined in and payable to a participant under the Annual Incentive Award Plan.

2.04 "Annual Incentive Award Plan" means the Health Care and Retirement Corporation Annual Incentive Award Plan, as from time to time in effect.

2.05 "Award Period" means, with respect to an Annual Bonus Award, the calendar year to which it relates and, with respect to a Performance Award, means the "Award Period", as defined in the Performance Award Plan, to which it relates.

2.06 "Board" means the Board of Directors of Manor Care, Inc. or any committee of said Board of Directors to which any or all of its powers or duties under the Plan may be delegated.

2.07 "CEO" means the Chairman, President & Chief Executive Officer of Manor Care, Inc. or as the context hereof may indicate, any other officer, employee, or committee of Manor Care, Inc. designated by said CEO to whom any or all of the CEO's powers or duties under the Plan may be delegated.

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2.08     "Code" means the Internal Revenue Code of 1986, as amended.

2.09 "Committee" means the Heartland Employments Services, Inc. Employee Benefits Committee as appointed by the Chairman, President & Chief Executive Officer of the Company to which any or all of its powers or duties under the Plan may be delegated.

2.10     Company" means Manor Care, Inc. and its Subsidiaries.

2.11 "Deferral Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of a Participant's interest in the Plan attributable to his or her Deferral Elections.

2.12 "Deferral Election" means an election made by a Participant pursuant to and in accordance with Section 5.01 of the Plan.

2.13 "401(k) Plan" means the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan, as from time to time in effect.

2.14 "Investment Unit" means a unit of value by which the value of a Participant's Accounts is determined pursuant to and in accordance with
         Section 6.03 of the Plan.

2.15 "Matching Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect the value of a Participant's interest in the Plan attributable to the Company's Matching Credits for his or her benefit.

2.16 "Matching Credit" means a credit by the Company to a Participant's Matching Account pursuant to and in accordance with Section 5.03 of the Plan.

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2.17     "Officer" means an officer of the Company.

2.18 "Participant" means an Officer who is eligible to participate in the Plan as provided for in Article IV of the Plan.

2.19 "Performance Award" means a "Performance Award" as defined in and payable to a participant under the Performance Award Plan.

2.20 "Performance Award Plan" means the Manor Care, Inc. Performance Award Plan, as from time to time in effect.

2.21 "Plan" means this HCR Manor Care Senior Management Savings Plan For Corporate Officers, as further amended from time to time.

2.22 "Qualified Domestic Relations Order" means any judgment, decree, or court order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee, which creates or recognizes the existence of an Alternative Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan.

2.23 "Retirement" means the termination of employment with the Company for reasons other than death or a permanent and total disability after a Participant has attained age 65 or older with one year of service (1,000 hours of service during a calendar year) with the Company or has attained age 55 or older with ten or more years of service (1,000 hours of service during at least ten calendar years) with the Company.

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2.24     "Salary" means any salary, wages, bonus (other than an Annual Bonus
         Award and a Performance Award) and any other form of current cash remuneration for services rendered by an Officer to or on behalf of the Company.

2.25 "Subsidiary" means a corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by Manor Care, Inc.

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                                   ARTICLE III

                                 ADMINISTRATION

      The Plan shall be administered by the Committee or its delegates. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize one or more other appropriate officers of the Company to adopt, modify, and/or rescind) any rulings, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. A member of the Committee who is otherwise eligible to participate in the Plan shall not be disqualified from such participation solely by reason of such Committee membership. The CEO is eligible to participate and is subject to the provisions of the Plan. Any rulings, determinations, policies or procedures for the maintenance and administration of the Plan that affect the CEO's participation in the Plan, but do not uniformly apply to all Participants, can only be made with the approval of the Board, and the Board may not delegate any such authority to the CEO or to any other officer, employee, or committee of the Company (other than a committee of the Board of which the CEO is not a voting member.)

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                                   ARTICLE IV

                         ELIGIBILITY AND PARTICIPATION.

      Each Officer whose name is set forth in Appendix A hereof (List of Covered Officers) shall be eligible to participate in this Plan and defer receipt of his or her Salary, Annual Bonus Awards and Performance Awards, where applicable, pursuant to Article V hereof (Deferral Elections and Matching Credits) for so long as he or she is selected to do so by the CEO.

                                    ARTICLE V

                     DEFERRAL ELECTIONS AND MATCHING CREDITS

5.01 Each Participant may elect from time to time, by written notice to the Vice President, Director of Human Resources and Labor Relations of the Company or his delegate, given before the first day of any regular pay period, to defer receipt, subject to the provisions of the Plan, of a specified part up to 100% of his or her Salary earned in the next pay period and thereafter, subject to payroll tax withholdings, if required.

5.02 A Participant may elect prospectively by written notice to the Vice President, Director of Human Resources and Labor Relations of the Company or his delegate, to change the rate of, or revoke his or her Deferral Election with respect to his or her future Salary at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee or its delegate. Until so changed or revoked, a Participant's Deferral Election shall remain in effect with respect to all Salary earned by the Participant after the date thereof.

5.03 The Company shall post a Matching Credit to the Matching Account of each Officer who has made a Deferral Election under Section 5.01 in an amount equal to 50% of the amount of such Deferral Election, up to a maximum annual Matching Credit equal to the Excess of:

         (a) 3% of the sum of the Participant's Salary and Annual Bonus Award that absent of a Deferral Election would be payable in a calendar year, over

         (b) the amount of the annual "Company Matching Contribution" made on his or her behalf under (and as defined in) the 401(k) Plan during the same calendar year.

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5.04     Each Participant may elect from time to time, by written notice to the
Vice President, Director of Human Resources and Labor Relations of the Company or his delegate, given on or before December 31 of any year, to defer his or her receipt, subject to the provisions of the Plan, of up to 100% of his or her Annual Bonus Award and/or Performance Award, if any, for the applicable Award Period next following, subject to payroll tax withholdings, if required.

5.05 Each Deferral Election with respect to an Annual Bonus Award or a Performance Award shall be irrevocable and shall apply only to the Annual Bonus Award or Performance Award with respect to which it is made. A Participant may elect prospectively to change the rate of or revoke his or her Deferral Election with respect to his or her future Salary at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee or its delegate. Until so changed or revoked, such a Deferral Election shall remain in effect with respect to all future Salary earned by the Participant.

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                                   ARTICLE VI

                                    ACCOUNTS

6.01 All amounts deferred under the Plan shall be credited by the Company as of the date such amounts would otherwise be payable to the Participant in the absence of a Deferral Election, to the Participant's Deferral Account. All Matching Credits shall be posted concurrently with the deferred amounts to which they relate.

6.02 The dollar amounts credited to each Account shall be converted to, and thereafter expressed in terms of a number of Investment Units and the value of each Account shall at all times be equal to the value of the Investment Units so allocated to it. The Investment Units available for allocation under the Plan shall be equivalent in value and rate of return to:

         (a) Shares of the common stock of Manor Care, Inc. ("Company Stock Unit");

         (b) Shares of the registered investment companies (mutual funds) approved by the Investment Committee of the Company ("Mutual Fund Units");

         (c) A hypothetical bond or other evidence of indebtedness in the principal amount of each amount credited to a Deferral Account on which interest, compounded monthly, is paid at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) plus two percentage points (the "Moody's + 2% Units"); and

         (d) Any other investment option approved by the Investment Committee of the Company.

The value of an Investment Unit shall at all times be equal to the value of its equivalent, if any, under the 401(k) Plan. The Committee may, in its discretion, adopt or cause to be adopted any other method of accounting for the value of the Accounts that accurately reflects the value and rate of return of the Investment Unit equivalencies allocated to the Accounts.

6.03 Each Participant, at the time of making a Deferral Election, shall specify in writing the percentage of each amount to be credited to his or her Deferral Account that is to be allocated to Company Stock Units, one or more of the Mutual Fund Units, Moody's + 2% Units and/or other approved investment options. All amounts credited to Matching Accounts shall be allocated to Company Stock Units. Whenever interest, dividends, or any other form of realized investment return are paid on any of the Investment Unit equivalencies, a like amount shall be credited to each Account to which such Investment Units have been allocated and shall be allocated to additional Investment Units of the same equivalency.

6.04 Notwithstanding the provisions set for in Section 6.02 and 6.03 above, Officers subject to Section 16 of the Securities and Exchange Act of 1934 are precluded from allocating Employee Pre-Tax Contributions to Company Stock Units. In addition, all amounts credited to Matching Accounts of Officers subject to
Section 16 of the Securities and Exchange Act of 1934 shall similarly be precluded from being allocated to Company Stock Units and shall be allocated to Moody's + 2% Units. Officers subject to Section 16 of the Securities and Exchange Act of 1934 may transfer amounts from any Investment Unit to any other Investment Unit provided, however, prior notice of transfers in or out of Company Stock Units must be given to the Vice President, Director of Human Resources and Labor Relations of the Company or his delegate.

6.05 Subject to Section 6.04, a Participant may change the allocation of amounts to be credited to his or her Deferral Account in the future, and/or of amounts previously credited to his or her Deferral Account, at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee or its delegate.

6.06 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Committee may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to a Participant under the Plan may be paid. No Participant, beneficiary, estate, or other person claiming through or under a Participant shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Committee except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that a Participant or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Company. The Company shall provide to each Participant who has made any Deferral Election, at least annually, a statement of his or her Account balances.

                                   ARTICLE VII

                           PAYMENT OF ACCOUNT BALANCES

7.01 Each Participant shall at all times have a nonforfeitable, fully vested interest in the amount credited to his or her Deferral Account. Each Participant shall have a nonforfeitable, vested interest in a portion of his or her Matching Account determined by reference to his or her years of service with the Company, according to the following table:

Years of                                               Vested
Service                                              Percentage
-------                                              ----------
Less than one.....................................       20%
One but less than two.............................       40%
Two but less than three...........................       60%
Three but less than four..........................       80%
Four or more......................................      100%

Notwithstanding the foregoing, in the event of the termination of the Plan, each Participant shall thereupon have a nonforfeitable, fully vested interest in the entire amount credited to his or her Matching Account.

7.02 The entire amount credited to a Participant's Accounts shall become payable upon termination of the Participant's employment with the Company by reason of his or her death, permanent and total disability, or Retirement. The nonforfeitable, vested portion of a Participant's Accounts shall become payable upon termination of the Participant's employment with the Company for any other reason. Amounts so payable shall be paid in a lump sum payment as soon as practicable after such termination of employment, but in no event later than January 31 of the following year. However, at least one year prior to his or her Retirement date, a Participant may make an election given to the Vice

President, Director of Human Resources and Labor Relations of the Company or his delegate to delay receiving his or her benefits from the Plan to a specified date on or before the Participant attains age 65. Such election may be revoked any time prior to one year before the Participant's Retirement date and becomes irrevocable as of the date one year before the Participant's Retirement Date. In addition, at least one year prior to his or her Retirement date, a Participant may make an election given to the Vice President, Director of Human Resources and Labor Relations of the Company or his delegate to receive his or her benefits in installment payments to be payable annually in the month of January. Such election may be revoked any time prior to one year before the Participant's Retirement date and becomes irrevocable as of the date one year before the Participant's Retirement date. If a Participant elects to take his or her distribution in the form of installment payments, he or she shall further designate the year the installment payments are to begin and the number of installments (not to exceed ten) over which the annual payments are to be made. Such installment payments may be commenced as early as the first day of the month following the Participant's Retirement date or the first January thereafter, but no later than the January following the Participant's 65th birthday or Retirement date, if later. Furthermore such installments payments shall be recalculated annually by dividing the Participant's Deferral Account balance as of the installment payment date by the number of remaining installment payments. During the period such installment payments are being made, the remaining balances in the Participant's Deferral Accounts shall continue to be credited with earnings or losses in accordance with the provisions of Article VI of the Plan.

7.03 In the event of a Participant's death before his or her Accounts have been paid to him or her in full, the entire amount then credited to his or her Accounts shall be paid in a lump sum payment to the beneficiary or beneficiaries named by him or her in a written designation filed with the Vice President, Director of Human Relations and Labor Relations of the Company or his delegate (or, in the absence of such a designation, to his or her estate).

7.04 Before termination of employment, a Participant may request a withdrawal from any portion of his or her Deferral Account of an amount sufficient to meet a hardship. For these purposes a "hardship" shall mean a demonstrated and severe financial hardship resulting from any one or more of the following:

         (a) the payment of expenses for medical care that were either previously incurred by, or are necessary for the medical care of, the Participant, the Participant's spouse, or the Participant's dependents;

         (b) the costs directly related to the purchase, excluding mortgage payments, of the Participant's principal residence;

         (c) the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's spouse, or the Participant's dependents; or

         (d) the payment of amounts necessary to prevent the eviction of the Participant from the Participant's principal residence or to prevent foreclosure on the mortgage on the Participant's principal residence;

in each case only to the extent that the "hardship" is not relieved:

         (a) through reimbursement or compensation by insurance or otherwise;

         (b) by liquidation of the Participant's assets (to the extent that such liquidation does not itself cause a "hardship); or

         (c)      cessation of deferrals under the Plan.

The Committee or its delegate shall determine the existence of a bona fide hardship based on non-discriminatory procedures, taking into account any then applicable rulings or regulations from the Internal Revenue Service. The standards established for determining the existence of a hardship shall be uniformly applied to all Participants who request such a withdrawal, and the Committee's decision with respect to each such request shall be final. An approved hardship withdrawal shall be paid to the Participant as soon as practicable after approval.

                                  ARTICLE VIII

                       QUALIFIED DOMESTIC RELATIONS ORDER

8.01 Benefits shall be payable to an individual other than a Participant in accordance with the applicable requirements of a Qualified Domestic Relations Order pursuant to the following requirements:

         (a) Such Qualified Domestic Relations Order shall specify the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order;

         (b) Such Qualified Domestic Relations Order shall specify the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined, or in the alternative the amount or percentage transferred from the Participant's Accounts to Accounts set up for the Alternate Payee as of a given date;

         (c) Such Qualified Domestic Relations Order shall provide when the Alternate Payee may first take a distribution of the Alternate Payee's Accounts, if silent the Alternate Payee's Accounts would first be distributable, unless limited by the order, when the Participant is first eligible to take a distribution of the Participant's Accounts pursuant to Section 7.02 hereof;

         (d) If applicable, such Qualified Domestic Relations Order shall specify the number of payments or period to which the order applies;

         (e) Such Qualified Domestic Relations Order shall identify the Plan as to which the order applies;

         (f) Such Qualified Domestic Relations Order shall not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan;

         (g) Such Qualified Domestic Relations Order shall not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

         (h) Such Qualified Domestic Relations Order shall not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

The Company shall determine a set of nondiscriminatory and reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions under such qualified orders in accordance with Section 414(p) of the Code.

8.02 If pursuant to a Qualified Domestic Relations Order, all or a portion of a Participant's Accounts in the Plan have been transferred to corresponding Accounts in the Plan set up for an Alternate Payee, such Accounts shall be distributable to the Alternate Payee, unless otherwise limited by the order, when the Participant is first eligible to take a distribution of the Participant's Accounts pursuant to Section 7.02.

8.03 If pursuant to a Qualified Domestic Relations Order, the Alternate Payee may take a distribution of the Alternate Payee's Accounts when the Participant attains "earliest retirement age" under the Plan, for purpose of this provision, such Accounts shall be distributable to the Alternate Payee when the Participant attains age 50 or anytime thereafter.

8.04 If pursuant to a Qualified Domestic Relations Order, the Alternate Payee may take a distribution of the Alternate Payee's Account at the time the Alternate Payee's Accounts are established, such Accounts shall be immediately or anytime thereafter distributable to the Alternate Payee.

8.05 Not withstanding the foregoing, if the Alternate Payee will be receiving a Qualified Domestic Relations Order distribution from the 401(k) Plan, the timing of the Alternate Payee's distribution from this Plan, should coincide with the Alternate Payee's distribution from the 401(k) Plan.

8.06 If the present value of the Alternate Payee's Accounts does not exceed $5,000 when established or thereafter, such Alternate Payee's Accounts shall be paid to the Alternate Payee in a lump sum, in an amount equal to such present value.

                                   ARTICLE IX

                      AMENDMENT AND TERMINATION OF THE PLAN

9.01 The Company, by its appropriate officers on its behalf, shall have the right, at any time and from time to time, to amend or modify the Plan by a written instrument executed on behalf of the Company by such officers; provided, however:

         (a) no amendment or modification shall eliminate or reduce any benefit accrued or treated as accrued under the Plan; and

         (b) amendments to Section 5.03 of the Plan must be approved by the Board.

9.02 It is the expectation of the Company that it will continue the Plan indefinitely, but the continuance of the Plan is not a contractual obligation of the Company, and is not in consideration of, an inducement to, or condition of the employment of any person. The Company reserves the right, by written resolution of the Board, to terminate the Plan. Upon termination of the Plan, a Participant's interest under the Plan as of such date is nonforfeitable.

                                    ARTICLE X

                                  MISCELLANEOUS

10.01 At the request of a Participant or on its own initiative, the Board may, at any time and in its sole and unlimited discretion, accelerate the payment of any part of a Participant's Deferral Account, if the Board determines that such accelerated payment would be in the interests of such Participant and not prejudicial to the interests of other Participants or the Company.

10.02 Nothing in the Plan shall confer on any Participant or any other employee of the Company any right to continue in the employ of the Company or affect in any way the right of the Company to terminate any such person's employment at any time.

10.03 Except as otherwise provided in Article VIII, rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution.

10.04 The Plan shall be binding on and inure to the benefit of the Company, each Participant, and every person claiming through or under a Participant, and their respective heirs, successors, and assigns.

10.05 Deferral Elections under the Plan are intended to defer Participants' recognition of income, for purposes of the Code, until their actual receipt of payments from their Accounts, and the Plan shall be interpreted and administered in a manner consistent with such intent.

                                   ARTICLE XI

                                    ADOPTION

         This amendment and restatement of the HCR Manor Care Senior Management Savings Plan For Corporate Officers shall be effective February 11, 2004. The HCR Manor Care Senior Management Savings Plan For Corporate Officers, as amended and restated, shall continue in full force and effect.

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of Manor Care, Inc. has caused this amendment and restatement of the HCR Manor Care Senior Management Savings Plan For Corporate Officers to be executed by its duly authorized officer as of the 11th day of February 2004.

                                    MANOR CARE, INC.

                                    By  /s/ Wade B. O'Brian
                                       -----------------------------------------
                                       Vice President, Director of Human
                                       Resources and Labor Relations

                                 HCR MANOR CARE

                         SENIOR MANAGEMENT SAVINGS PLAN

                             FOR CORPORATE OFFICERS

                                   APPENDIX A

                            LIST OF COVERED OFFICERS

           The list of Covered Officers, as amended from time to time, is maintained in the office of the Vice President,
         Director of Human Resources and Labor Relations of the Company

                                      A-1